EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

UA GRANITE CORPORATION

I. STOCKHOLDER'S MEETINGS.

1.01  Annual Meetings.

The annual meeting of the stockholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the registered office or such other place within or without the State of Nevada as the Board of Directors shall determine, as may be designated by the notice of the meeting, at such time as set by the Board of Directors.

1.02  Special Meetings.

Special meetings of the stockholders of this Corporation may be called at any time by the Chief Executive Officer, President or Secretary, by resolution of the Board of Directors, or by written request of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.  Business transacted at any special meeting shall be limited to the purposes stated in the notice.

1.03  Place of Meetings.

Annual meetings shall be held at the registered office or such other place within or without the State of Nevada as the Board of Directors shall determine.  Special meetings may be held at such time and place within or without of Nevada as shall be stated in the notice or waiver of the meeting.

 1.04  Quorum and Adjourned Meetings.

A majority of outstanding stock entitled to vote shall constitute a quorum.  If a quorum is not present, the stockholders entitled to vote and present at the meeting shall have the power to adjourn the meeting without notice other than announcement at the meeting until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

1.05  Proxies.

Any stockholder may be represented at any meeting and vote by a written proxy or proxies.  If two or more persons are designated  to act as proxies, the voting shall be as follows:  (a) if only one votes, then that one shall have all of the powers conferred by such proxy upon all of the persons so designated unless the proxy shall otherwise provide; (b) if more than one votes, then the majority of such votes binds all of the persons so designated unless the proxy shall otherwise provide; or (c) if more than one votes and the vote is evenly split, then each faction may vote the shares in question proportionately.  No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting.  All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspector(s) of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

1.06  Voting of Shares.

Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every stockholder of record has the right to one vote for each share held.  Any stockholder may demand the vote for directors and the vote upon any question before the meeting to be by ballot.  Upon the existence of a quorum at any meeting and unless the statutes or the Articles provide for a different proportion, (a) the election of directors is approved by the vote of the holders of a plurality of the votes cast, and (b) any matter other than the election of directors is approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter.  Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

1.07  Action by Written Consent.

Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes or of the Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

II. DIRECTORS

 2.01  Management and General Powers.

The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or by the Bylaws directed or required to be exercised or done by the stockholders.

2.02  Number and Qualifications.

The number of directors shall be one (1).  The number of directors may be increased or decreased to not less than one (1) nor more than fifteen (15) by action of the Board of Directors.  Directors need not be stockholders.

2.03  Election.

The directors shall be elected at the annual meeting of stockholders or at any special meeting of the stockholders.

2.04  Vacancies and Removal.

Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director.  The holders of no less than 2/3rds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a special meeting or by a written statement filed with the Secretary.  A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation, or removal of any director(s), or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

2.05  Resignation.

If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

2.06  Meetings.

A.  Annual Meeting of Directors.

Annual and regular meetings shall be held at any place within or without of Nevada which has been designated by resolution of the Board of Directors or by written consent of all members of the Board of Directors.  In the absence of such designation, annual and regular meetings shall be held at the registered office.  Regular meetings may be held without call or notice at such time and at such place determined by the Board of Directors.

B.  First Meeting of Directors.

The first meeting of each newly elected Board of Directors shall be held immediately following the meeting of stockholders.  No notice shall be necessary in order to legally constitute the meeting, provided a quorum be present.

C.  Special Meetings.

Special meetings may be called by the Chairman, the Chief Executive Officer or the President or by any Vice-President or by any two directors.  Written notice shall be delivered personally to each director at least 24 hours prior to the meeting, or sent to each director by US mail, electronic mail, facsimile, or by other form of written communication, charges prepaid, at least five days prior to meeting.  In case such notice is sent by electronic mail, a copy of the notice shall also be sent by facsimile or by mail.

D.  Regular Meetings of Directors.

The transactions of any Board of Directors meeting shall be as valid if a quorum is present, and if each director not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes.

2.07  Quorum and Voting.

A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn.  Every act or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles.  Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board of Directors shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.  A quorum of the directors may adjourn any meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present may adjourn until the time fixed for the next regular meeting of the Board of Directors.  Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place be fixed at the meeting adjourned.

2.08  Committees.

A majority of the Board of Directors may designate by resolution one or more committees of the Board of Directors, each committee to consist of at least one or more of the directors which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation.  The members of any committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member of the committee.  At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

2.09  Action by Written Consent.

Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent is signed by all members of the Board of Directors or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

2.10  Compensation.

The Directors may be paid their expenses of attendance at each meeting and may be paid a fixed sum for attendance at each meeting or a stated salary as director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

III. NOTICES.

3.01  Notice of Meetings.

Notices of meetings shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate.  Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without of Nevada, where it is to be held.  A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before such meeting.  If mailed, the time of the notice shall begin to run from the date such notice is deposited in the mail.  Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership or limited liability company shall constitute delivery of such notice to such corporation, association, partnership or limited liability company.  In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

3.02  Effect of Irregularly Called Meetings.

Whenever all parties entitled to vote at any meeting of directors or stockholders, consent, either by a writing or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

3.03  Waiver of Notice.

Whenever any notice is required to be given under the provisions of the statutes, of the Articles, or Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

IV. OFFICERS.

 4.01  Officers Designated.

The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary, a Treasurer and such other officer with such titles and duties as the Board of Directors may determine, none of whom need be directors.  Any person may hold one or more offices.

4.02  Election and Qualification.

The officers of the Corporation shall be chosen by the Board of Directors, none of whom need be directors.

4.03  Powers and Duties.

The powers and duties of the respective corporate Officers shall be as follows:

 A.  President.

The President shall be the chief operating officer of the Corporation.

 B.  Vice President.

In the absence of the president or his/her inability to act, the senior vice president shall act in his place and stead and shall have all the powers and authority of the president, except as limited by resolution of the Board of Directors.

C.  Secretary.

 The secretary shall:

1.	Keep the minutes of the stockholder's and of the Board of Directors meetings in one or more books provided for that purpose;

2.	See that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

3.	Be custodian of the corporate records and of the seal of the Corporation and affix the seal of the Corporation to all documents as may be required;

4.	Keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder;

5.	Sign with the president, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

6.	Have general charge of the stock transfer books of the corporation; and

7.	In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him/her by the president or by the Board of Directors.

 D.  Treasurer.

Subject to the direction and control of the Board of Directors, the treasurer shall have the custody, control and disposition of the funds and securities of the Corporation and shall account for the same; and, at the expiration of his/her term of office, he/she shall turn over to his/her successor all property of the Corporation in his/her possession.

 E.  Assistant Secretaries and Assistant Treasurers.

The assistant secretaries, when authorized by the Board of Directors, may sign with the president or a vice president certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The assistant treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.  The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the Board of Directors.

4.04  Removal.

Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

4.05  Vacancies.

Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

V. CAPITAL STOCK AND STOCK CERTIFICATES

5.01  Form and Execution.

Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full, summarized, or otherwise referred to on the face or back of the certificate.  If a certificate is signed by a transfer agent or registrar the signatures of the officers may be facsimiles.  If any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer.  The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

 5.02  Transfers and Replacement Certificates.

Upon surrender to the Corporation or the transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation, if it is satisfied that all provisions of the laws and regulations applicable to the Corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

 5.03  Loss or Destruction of Certificates.

The Board of Directors may direct a new certificate to be issued in place of any certificate alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may require the owner of such lost or destroyed certificate to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

5.04  Record Date.

The Board of Directors may fix in advance a date not exceeding 60 days nor less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent.

5.05  Record Owner.

The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

5.06  Distribution.

Distribution upon the capital stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles.

5.07  Reserves.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors think proper as a reserve to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

VI. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

6.01  Indemnification.

Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person of whom that person is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation.  Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under the Bylaws.  The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend the Bylaws to provide at all times the fullest indemnification permitted by the laws of Nevada.

6.02  Insurance.

The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

VII. AMENDMENT OF BYLAWS.

7.01  Amendment by the Stockholders.

The Bylaws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote for the election of directors.

 7.02  Amendment by the Board of Directors.

The Board of Directors, by a majority vote of the whole Board of Directors at any meeting, may amend the Bylaws, including Bylaws adopted by the stockholders, but the stockholders may specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

VIII. ADDITIONAL PROVISIONS.

8.01  Fiscal Year.

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

8.02  Registered Office.

The registered office shall be in the County of Clark, State of Nevada.  The Corporation may also have offices at such other places both within and without of Nevada as the Board of Directors may determine or the business of the Corporation may require.